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                                                                    EXHIBIT 99.2
                           BRADLEY REAL ESTATE, INC.
                 Dividend Reinvestment and Stock Purchase Plan

Broker and Nominee Form

By Mail:
To:    BankBoston, N.A.
       c/o Boston EquiServe Limited Partnership
       P.O. Box 8040
       Boston, MA 02266-8040
       Telephone: (888) [To Be Determined]

Instructions                                                Dated: ____________

    As provided in the Prospectus dated September 30, 1998 (the "Prospectus") relating to Bradley Real Estate, Inc. (the "Company") the Dividend Reinvestment and Stock Purchase Plan (the "Plan"), this form is to be used only by a broker, bank, or other nominee directing the reinvestment of all or a portion of the dividends payable to, or making an optional cash purchase under the plan on behalf of, one or more, a Beneficial Owner(s) whose shares are held in the name of a securities depository.

    The broker, bank, or other nominee submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) a current copy of the Prospectus has been delivered to each Beneficial Owner on whose behalf the optional cash purchase or initial cash purchase listed below is being transmitted; and (c) the amount of the optional cash purchase listed below does not exceed $10,000 for each beneficial owner represented. BankBoston, N.A. is hereby appointed as agent to apply any optional cash purchases or initial cash purchases toward the purchase of shares under the Plan.

    A new Broker and Nominee Form must be completed and submitted each month that an optional cash purchase or initial cash purchase is submitted. This form will not be accepted unless it is completed in its entirety and accompanies the full amount of the optional cash purchase or initial cash purchase.

    For further information about the Plan please call (888) [To Be Determined].


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Total Initial Cash Purchase or Optional Cash Purchase Amount to be Credited

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Name of Depository Participant Submitting Payment

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Participant Number with Depository

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Contact

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Name of Depository

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Name of Beneficial Owner Represented

Address

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City                          State                     Zip

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Tax I. D. Number

Telephone                                     Fax
         ------------------------------------     ------------------------

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Date



Method of Payment:

Check        Money Order        Other (Specify)
      ---               ----                    ----

*If Investment amount exceeds $10,000 for any Beneficial Owner a completed "Request for Waiver Form" must accompany this form.

Please enroll my account in the Plan as indicated below:

     Full Distribution Reinvestment        Partial Distribution
----                                ------
                  Optional Cash Only
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If you do not indicate a choice, you automaticaly will default into the full reinvestment election with all dividends reinvested.


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Name of Broker, Bank or Nominee           By:
                                             ----------------------------------

                                          Title:
                                                --------------------------------
Name:
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